EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Bluegreen Corporation and in the related Prospectuses of our reports dated February 26, 2008, with respect to the consolidated financial statements of Bluegreen Corporation and the effectiveness of internal control over financial reporting of Bluegreen Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

1)	Registration Statement (Form S-8 No. 333-127114) pertaining to Bluegreen Corporation’s 2005 Stock Incentive Plan,

2)	Registration Statement (Form S-8 No. 33-61687) pertaining to Bluegreen Corporation’s 1988 Outside Directors Stock Option Plan and 1995 Stock Incentive Plan, and

3)

Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation’s 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan.

/s/ Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida
February 26, 2008

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